Exhibit 10.1

THE PROGRESSIVE CORPORATION

DIRECTOR COMPENSATION

May 2013-May 2014

Chairman of the Board	$300,000
Audit Committee Chair	$250,000
Audit Committee Member	$230,000
Compensation Committee Chair	$240,000
Compensation Committee Member	$225,000
Investment Committee Chair	$230,000
Investment Committee Member	$225,000
Nominating and Governance Chair	$20,000 additional
Nominating and Governance Member	$15,000 additional

NOTES:

1.	Members of the Executive Committee do not receive additional compensation.